CREDIT SUISSE FIRST BOSTON                                                                Exhibit 20                    Page 1
                                 Key Bank USA, N.A. Automotive Specialty Finance

                            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                    October 1, 1998 through October 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                         $ 110,004,479.62
(B) Class A Noteholders' Percentage                                                                             67.00%
(C) Original Class A Note Balance                                                                    $  73,703,000.00
(D) Class A Note Rate                                                                                            6.20%
(E) Class B Noteholders' Percentage                                                                             17.00%
(F) Original Class B Note Balance                                                                    $  18,700,000.00
(G) Class B Note Rate                                                                                            6.40%
(H) Class C Noteholders' Percentage                                                                             10.00%
(I) Original Class C Note Balance                                                                    $  11,000,000.00
(J) Class C Note Rate                                                                                            7.00%
(K) Class D Certificateholders' Percentage                                                                       6.00%
(L) Original Class D Certificate Balance                                                             $   6,601,479.62
(M) Class D Certificate Rate                                                                                     0.00%
(N) Servicing Fee Rate                                                                                           3.50%
(O) Original Weighted Average Coupon (WAC)                                                                      20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                              54.45 months
(Q) Number of Contracts                                                                                         9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                              5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                              2,200,089.59
    (iii) Initial Deposit                                                                                1,650,067.19

(S) Noteholders' Percentage                                                                                     94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                        Total Trust
------------------------------------------------                                                        -----------

(A) Total Portfolio Outstanding                                                                      $  66,167,392.50
(B) Total Portfolio Pool Factor                                                                             0.6014973
(C) Class A Note Balance                                                                             $  43,984,402.01
(D) Class A Principal Factor                                                                                0.5967790
(E) Class A Interest Carryover Shortfall                                                                         0.00
(F) Class A Principal Carryover Shortfall                                                                        0.00
(G) Class B Note Balance                                                                             $  11,159,767.14
(H) Class B Principal Factor                                                                                0.5967790
(I) Class B Interest Carryover Shortfall                                                                         0.00
(J) Class B Principal Carryover Shortfall                                                                        0.00
(K) Class C Note Balance                                                                             $   6,564,568.91
(L) Class C Principal Factor                                                                                0.5967790
(M) Class C Interest Carryover Shortfall                                                                         0.00
(N) Class C Principal Carryover Shortfall                                                                        0.00
(O) Class D Certificate Balance                                                                      $   4,458,654.45
(P) Reserve Account Balance                                                                              4,532,241.74
(Q) Payahead Account Balance                                                                               171,207.33
(R) Aggregate Subordinated Servicing Fees to Date                                                        2,553,969.08
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                          0.00
(T) Cumulative Net Losses for All Prior Periods                                                         10,852,197.85
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                        19.88%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                42.12 months
(W) Number of Contracts                                                                                         6,462

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                $   1,897,990.98
    (ii)  Interest Payments Received                                                                     1,068,292.44
    (iii) Repurchased Loan Principal                                                                             0.00
    (iv)  Repurchased Loan Interest                                                                              0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                       0.00
(C) Amount Applied From Payahead Account                                                                    29,641.56
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                        19.88%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                            41.13 months
(F) Remaining Number of Contracts                                                                               6,278
(G) Delinquent Contracts

                                                                             Contracts                     Amount
                                                                             ---------                     ------

    (i)   30-59 Days Delinquent                                                  131       2.09%     $   1,406,631.90   2.23%
    (ii)  60-89 Days Delinquent                                                    0       0.00%                 0.00   0.00
    (iii) 90 Days or More Delinquent                                               0       0.00%                 0.00   0.00

D. INPUTS DERIVED FROM OTHER SOURCES

(A) Aggregate Net Losses for Collection Period                                                       $     525,333.87
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                          $   1,091,092.02
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                   378,911.55
    (iii) Recoveries on Previously Liquidated Contracts                                                    186,846.60
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                               144


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing
Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                                               Vice-President                                  11/10/98
/s/ Thomas R. Blend
---------------------------------------------------------------                               -------------------
Signature                                      Title                                          Date

CREDIT SUISSE FIRST BOSTON                                                              Exhibit 20                   Page 2
                                Key Bank USA, N.A. Automotive Specialty Finance

                           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                   October 1, 1998 through October 31, 1998
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                          $1,897,990.98
(B) Interest Payments Received (C(A)ii)                                                           1,068,292.44
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                        565,758.15
(D) Principal on Repurchased Contracts (C(A)iii)                                                          0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                            0.00
                                                                                                 -------------

(F) Total Collections (A+B+C+D+E)                                                                $3,532,041.57

                                                                                                 -------------

(G) Total Available Amount (F)                                                                   $3,532,041.57

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                          $1,897,990.98
(B) Principal on Repurchased Contracts (C(A)iii)                                                          0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                     1,091,092.02
                                                                                                 -------------
(D) Principal Distribution Amount (A+B+C)                                                        $2,989,083.00


(E) Current Servicing Fee Due                                                                    $  192,988.23
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                 0.00
                                                                                                 -------------
(G) Total Servicing Fees Payable                                                                    192,988.23
(H) Servicing Fees Paid from Collection Account                                                     192,988.23
(I) Reserve Account Draw for Servicing Fees Payable                                                       0.00
(J) Servicing Fee Shortfall                                                                               0.00
(K) Current Subordinated Servicing Fee                                                                    0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                              2,553,969.08

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                          $  227,252.74
    (ii)   Class A Interest Distributable Amount                                                    227,252.74
    (iii)   Class A Monthly Principal Distributable Amount                                        2,002,709.02
    (iv)   Class A Principal Distributable Amount                                                 2,002,709.02
                                                                                                 -------------

    (v) Total Distributable Amount (i+ii)                                                        $2,229,961.76
    (vi) Class A Interest Paid from Collection Account                                              227,252.74
    (vii) Reserve Account Draw for Class A Interest Payable                                      $        0.00
    (viii) Class A Interest Carryover Shortfall                                                  $        0.00
    (ix) Class A Principal Paid from Collection Account                                           2,002,709.02
    (x) Reserve Account Draw for Class A Principal Payable                                                0.00
    (xi) Class A Principal Carryover Shortfall                                                            0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                          $   59,518.76
    (ii)   Class B Interest Distributable Amount                                                     59,518.76
    (iii)   Class B Monthly Principal Distributable Amount                                          508,129.37
    (iv)   Class B Principal Distributable Amount                                                   508,129.37
                                                                                                 -------------

    (v) Total Distributable Amount (i+ii)                                                        $  567,648.13
    (vi) Class B Interest Paid from Collection Account                                               59,518.76
    (vii) Reserve Account Draw for Class B Interest Payable                                      $        0.00
    (viii) Class B Interest Carryover Shortfall                                                  $        0.00
    (ix) Class B Principal Paid from Collection Account                                             508,129.37
    (x) Reserve Account Draw for Class B Principal Payable                                                0.00
    (xi) Class B Principal Carryover Shortfall                                                            0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                          $   38,293.32
    (ii)   Class C Interest Distributable Amount                                                     38,293.32
    (iii)   Class C Monthly Principal Distributable Amount                                          298,899.63
    (iv)   Class C Principal Distributable Amount                                                   298,899.63
                                                                                                 -------------

    (v) Total Distributable Amount (i+ii)                                                        $  337,192.95
    (vi) Class C Interest Paid from Collection Account                                               38,293.32
    (vii) Reserve Account Draw for Class C Interest Payable                                      $        0.00
    (viii) Class C Interest Carryover Shortfall                                                  $        0.00
    (ix) Class C Principal Paid from Collection Account                                             298,899.63
    (x) Reserve Account Draw for Class C Principal Payable                                                0.00
    (xi) Class C Principal Carryover Shortfall                                                            0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))           $2,553,969.08
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                        0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                  $2,553,969.08

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                $  179,344.98
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                           0.00

CREDIT SUISSE FIRST BOSTON                                                                     Exhibit 20         Page 3
                                Key Bank USA, N.A. Automotive Specialty Finance

                           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                   October 1, 1998 through October 31, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                $     171,207.33
(B) Amounts Applied to Payahead Account (C(B))                                                                 0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                        29,641.56
                                                                                                ---------------------
(D) Ending Period Balance                                                                          $     141,565.77

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                    Begin. of Period                 End of Period
                                                                    ----------------                 -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                      $  66,167,392.50                $   63,178,309.50
    (ii)   Total Pool Factor                                              0.6014973                        0.5743249
    (iii)  Receivables Balance                                        66,167,392.50                    63,178,309.50
    (iv)   Prefunding Account Balance                                          0.00                             0.00
    (v)    Class A Note Balance                                    $  43,984,402.01                $   41,981,692.99
    (vi)   Class A Principal Factor                                       0.5967790                        0.5696063
    (vii)  Class B Note Balance                                    $  11,159,767.14                $   10,651,637.77
    (viii) Class B Principal Factor                                       0.5967790                        0.5696063
    (ix)   Class C Note Balance                                    $   6,564,568.91                $    6,265,669.28
    (viii) Class C Principal Factor                                       0.5967790                        0.5696063
    (ix)   Class D Certificate Balance                             $   4,458,654.45                $    4,279,309.47

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                       19.88%                           19.88%
    (ii)  Weighted Average Remaining Maturity (WAM)                           42.12 months                     41.13 months
    (iii) Remaining Number of Contracts                                       6,462                            6,278



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                                    $   4,532,241.74

(B) Draw for Servicing Fee (II(I))                                                                             0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                 0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                 0.00

(I) Overcollateralization Amount                                                                   $  21,196,616.51
(J) Maximum Specified Reserve Balance                                                                  5,500,223.98
(K) Specified Reserve Account Balance                                                                  5,500,223.98

(L) Amount Available for Deposit to the RA                                                               204,250.50
                                                                                                ---------------------

(M) RA Balance Prior to Release                                                                    $   4,736,492.24
(N) Specified Reserve Account Balance                                                                  5,500,223.98
(O) Reserve Account Release                                                                                    0.00

(P) Ending Reserve Account Balance                                                                 $   4,736,492.24


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                    $     525,333.87
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                $   1,091,092.02
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                        378,911.55
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                        186,846.60
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                11,377,531.72

(D) Delinquent and Repossessed Contracts

                                                                            Contracts                  Amount
                                                                            ---------                  ------

    (i)   30-59 Days Delinquent (C(G)i)                                        131      2.09%      $   1,406,631.90     2.23%
    (ii)  60-89 Days Delinquent (C(G)ii)                                         0      0.00%                  0.00     0.00
    (iii) 90 Days or More Delinquent (C(G)iii)                                   0      0.00%                  0.00     0.00

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                   144      2.29%          1,522,280.53     2.41%

CREDIT SUISSE FIRST BOSTON                                                                Exhibit 20                   Page 4
                                Key Bank USA, N.A. Automotive Specialty Finance

                           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                   October 1, 1998 through October 31, 1998


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
    (i)   Second Preceeding Collection Period                                                                          16.56%
    (ii)  Preceeding Collection Period                                                                                 13.16%
    (iii) Current Collection Period                                                                                     9.53%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                          13.08%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and  Balance of Financed Vehicles Repossessed
       but not Charged off to the Outstanding Pool Balance as of Each Collection Period
    (i)   Second Preceeding Collection Period                                                                           2.31%
    (ii)  Preceeding Collection Period                                                                                  2.06%
    (iii) Current Collection Period                                                                                     2.41%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                           2.26%

(C) Cumulative Net Loss Ratio                                                                                          10.34%

(D) Loss and Delinquency Trigger Indicator                                                                  Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                                 3,532,041.57
(B) Servicing Fee Paid (II(H))                                                                                    192,988.23
(C) Class A Interest Paid (II(M(vi)))                                                                             227,252.74
(D) Class B Interest Paid (II(N(vi)))                                                                              59,518.76
(E) Class C Interest Paid (II(O(vi)))                                                                              38,293.32
(F) Class A Principal Paid (II(M(ix)))                                                                          2,002,709.02
(G) Class B Principal Paid (II(N(ix)))                                                                            508,129.37
(H) Class C Principal Paid (II(O(ix)))                                                                            298,899.63
(I) Reserve Account Deposit                                                                                       204,250.50
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                             0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                           0.00
(L) Releases to Seller                                                                                                  0.00

                                        AFG Receivables Trust 1997-B                                     Exhibit 20         Page 5
                            Monthly Statement to Noteholders and Certificateholders
                                         Servicer: Key Bank USA, N.A.
                                     Sub Servicer: AutoFinance Group, Inc.
                                   Indenture Trustee: Bankers Trust Company
                                 Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:       October 1, 1998 through October 31, 1998
Distribution Date:       11/16/98
Month:                   14

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                Per $1,000 of Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                                     Class A/Class B/Class C
                                                                                                          Certificate Amount
                                                                                                   ---------------------------------
(i)  Principal Distribution
          Class A Note Amount                                                            2,002,709.02         45.5322554
          Class B Note Amount                                                              508,129.37         45.5322554
          Class C Note Amount                                                              298,899.63         45.5322553
          Certificates Amount                                                              179,344.98         40.2240142


(ii)  Interest Distribution
          Class A Note Amount                                                              227,252.74          5.1666666
          Class B Note Amount                                                               59,518.76          5.3333335
          Class C Note Amount                                                               38,293.32          5.8333335



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)        63,178,309.50


(iv)   Class A Notes Balance (end of Collection Period)                                 41,981,692.99
        Class A Pool Factor (end of Collection Period)                                      0.5696063
        Class B Notes Balance (end of Collection Period)                                10,651,637.77
        Class B Pool Factor (end of Collection Period)                                      0.5696063
        Class C Notes Balance (end of Collection Period)                                 6,265,669.28
        Class C Pool Factor (end of Collection Period)                                      0.5696063
        Certificates Balance (end of Collection Period)                                  4,279,309.47



(v)  Basic Servicing Fee                                                                   192,988.23          2.9166667


(vi)   Aggregate Net Losses                                                                525,333.87


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                         4,736,492.24
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                         5,500,223.98
        Draws on Reserve Account                                                                 0.00
        Deposits to Reserve Account                                                        204,250.50


(viii)  Class A Notes Interest Carryover Shortfall                                               0.00          0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00          0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00          0.0000000
         Class A Notes Principal Carryover Shortfall                                             0.00          0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00          0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00          0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                 0.00


(x)  Delinquent Contracts
                                                                                      Number                  Balance
                                                                                --------------------------------------------
           30-59 Days                                                                             131         1,406,631.90
           60-89 Days                                                                               0                 0.00
           90 Days or More                                                                          0                 0.00